UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 24, 2011

Date of Earliest Event Reported: August 18, 2011

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to a Purchase Agreement (the “Sagecrest Purchase Agreement”), dated August 18, 2011, entered into by and among Calpian, Inc. (the “Company”), Sagecrest Holdings Limited and certain entities affiliated therewith (collectively, “Sagecrest Holdings”), ART Holdings, Inc. (“ART Holdings”), and ART Merchant Acquiring Inc (“ART Merchant,” and collectively with ART Holdings, “ART”), the Company agreed to acquire Sagecrest Holdings’ right to receive certain monthly merchant residual payments, subject to the entry of a final order approving such acquisition by the United States Bankruptcy Court presiding over the liquidation of Sagecrest Holdings’ assets in bankruptcy. In exchange for the residuals, the Company will pay to Sagecrest Holdings a cash amount equal to $2,575,000.

The Sagecrest Purchase Agreement also contains other customary terms, including, but not limited to, customary representations and warranties, full mutual release terms, and indemnification provisions.

Mr. Harold Montgomery and Mr. Craig Jessen, both of whom are directors, executive officers, and controlling shareholders of the Company, are founders, controlling shareholders, directors, and executive officers of ART. As a result, Messrs. Montgomery and Jessen may be deemed to have a direct material interest in the transactions under the Sagecrest Purchase Agreement, but receive no direct personal benefit from the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: August 24, 2011	By:	/s/ Harold Montgomery
Harold Montgomery
Chief Executive Officer

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